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                  CROSS MEDICAL PRODUCTS, INC. AND SUBSIDIARY
                                   EXHIBIT 11
                      COMPUTATION OF NET INCOME PER SHARE
           FOR THE THREE MONTH PERIODS ENDING MARCH 31, 1997 AND 1996

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                                                                Three months ended              Three months ended
                                                                    March 31,                       March 31,
                                                                       1997                            1996
---------------------------------------------------------------------------------------------------------------------
Weighted average number of common shares outstanding                4,945,265                        4,708,426

Shares issuable pursuant to stock option plans and stock
     warrants                                                         226,798                          278,329
                                                                   ----------                       ----------

Weighted average shares outstanding used in primary
     earnings per share calculation                                 5,172,063                        4,986,755

Shares issuable under the Convertible Subordinated
     Debentures                                                       646,154
                                                                   ----------                       ----------


Weighted average shares outstanding used in fully diluted
     earnings per share calculation                                 5,818,217                        4,986,755
                                                                   ==========                       ==========

Net income (loss) from continuing operations                           $2,000                        $(161,000)
                                                                   ==========                       ==========


Net income from discontinued operations                            $2,742,000                         $298,000
                                                                   ==========                       ==========

Net income used in calculation of primary earnings per share       $2,744,000                         $137,000
Interest on Convertible Subordinated Debentures                       $67,000
                                                                   ----------                       ----------
Net income used in calculation of fully diluted earnings
     per share                                                     $2,811,000                         $137,000
                                                                   ==========                       ==========

Primary earnings per share:
Net income (loss) per share from continuing operations                   $.00                            $(.03)
                                                                   ==========                       ==========
Net income per share from discontinued operations                        $.53                             $.06
                                                                   ==========                       ==========
Net income per share                                                     $.53                             $.03
                                                                   ==========                       ==========

Fully diluted earnings per share:
Net income (loss) per share from continuing operations                   $.01                            $(.03)
                                                                   ==========                       ==========
Net income per share from discontinued operations                        $.47                             $.06
                                                                   ==========                       ==========
Net income per share                                                     $.48                             $.03
                                                                   ==========                       ==========

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


Note: The application of the higher of quarter-end or year end market prices in calculating fully-diluted earnings per share does not result in a change to the calculation of primary earnings per share.


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